Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Board of Directors

Stein Mart, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-148007, 333-160248, 333-181933) of Stein Mart, Inc. of our report dated May 3, 2013 relating to the financial statements, which appears in this Form 10 K.

/s/ PricewaterhouseCoopers LLP
Jacksonville, Florida
April 15, 2014